Registration No. 333-171200

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIGER OIL AND ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	1311	20-5936198
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

7230 Indian Creek Ln. Ste. 201

Las Vegas, NV 89149

(702) 839-4029

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harold P. Gewerter, Esq. Ltd.

5440 W. Sahara #105

Las Vegas, NV 89146

Ph: (702) 382-1714

Fax: (702) 382-1759

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq. Ltd.

5440 W. Sahara #105

Las Vegas, NV 89146

Ph: (702) 382-1714

Fax: (702) 382-1759

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)

Selling Shareholders – Common Stock	28,539,699	$0.03	$856,191	$61.05

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The selling shareholders will sell the common stock being registered in this offering at prevailing market prices or privately negotiated prices.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 1, 2012.

PROSPECTUS

TIGER OIL AND ENERGY, INC.

28,539,699 Shares of Common Stock

This prospectus will allow 49 selling shareholders to sell 28,539,699 shares of common stock which proceeds will not be available for use by the company. The securities being registered in this offering are quoted on the OTC Bulletin Board. The selling shareholders will sell the common stock being registered in this offering at prevailing market prices or privately negotiated prices.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2012.

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	5
Cautionary Note Regarding Forward-Looking Statements	13
Use of Proceeds	14
Capitalization	14
Dilution	14
Market for Common Equity and Related Stockholder Matters	14
Description of Business and Property	14
Management’s Discussion and Analysis of Financial Condition and Results of Operations	21
Our Management	25
Security Ownership of Certain Beneficial Owners and Management	30
Certain Relationships and Related Party Transactions	31
Description of Capital Stock	32
Selling Stockholders	35
Plan of Distribution	36
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	42
Legal Opinion	42
Experts	42
Interests of Named Experts and Counsel	42
Additional Information	42
Report of Independent Registered Public Accounting Firm	F-1
Index to Financial Statements	41
Part II – Information Not Required in Prospectus	II-1
Signatures	II-6

Unless otherwise specified, the information in this prospectus is set forth as of April 1, 2012, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Tiger Oil and Energy, Inc. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

The Company was formed on November 8, 1993 and recently closed the acquisition of Jett Rink Oil, LLC. The Company owns interests in two shut-in oil and gas leases for approximately 50 acres located in Creek County, State of Oklahoma, together with any personal property and lease equipment located thereon. The wells are no longer producing and are candidates for re-drilling to bring back into production.

Business Strategy

The Company’s business strategy is to acquire shut-in wells in historically productive areas and to evaluate the cost of bringing them back to production versus the revenue they could produce. Furthermore, the Company’s management team is constantly seeking out and evaluating new oil and gas leases in Kansas and Oklahoma. For the shut-in wells already purchased by the Company, we will require an investment of $400,000 to initiate putting these wells back into production. Management believes this can be accomplished and is considering various options to acquire this funding, but has not yet entered into an agreement to do so.

Our executive offices are located at 7230 Indian Creek Ln. Ste. 20, Las Vegas, NV 89149. Our telephone number is (702) 839-4029.

The Offering

This prospectus covers up to 28,539,699 shares held by selling shareholders to be sold at prevailing market prices.

ABOUT THIS OFFERING

Securities Being Offered	Up 28,539,699 shares of common stock of Tiger Oil and Energy, Inc. to be sold by selling shareholders at market prices or privately negotiated prices.

Initial Offering Price	Up 28,539,699 shares of common stock of Tiger Oil and Energy, Inc. to be sold by selling shareholders at market prices or privately negotiated prices.

Terms of the Offering	The selling shareholders will sell at market prices or privately negotiated prices.

Termination of the Offering	The offering will conclude when the selling shareholder have sold all of the 28,539,699 shares of common stock offered by them.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

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Shares registered in this prospectus may not be sold until it is declared effective. The common shares offered under this prospectus may not be sold by the selling security holders, except in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders" and "Plan of Distribution."

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Related to our Business and Industry

The duration or severity of the current global economic downturn and disruptions in the financial markets, and their impact on us, are uncertain.

The oil and gas industries generally are highly cyclical, with prices subject to worldwide market forces of supply and demand and other influences.  The recent global economic downturn, coupled with the global financial and credit market disruptions, have had a historic negative impact on the oil and gas industry.  These events have contributed to an unprecedented decline in crude oil and natural gas prices, weak end markets, a sharp drop in demand, increased global inventories, and higher costs of borrowing and/or diminished credit availability.  While we believe that the long-term prospects for oil and gas remain bright, we are unable to predict the duration or severity of the current global economic and financial crisis.  There can be no assurance that any actions we may take in response to further deterioration in economic and financial conditions will be sufficient.  A protracted continuation or worsening of the global economic downturn or disruptions in the financial markets could have a material adverse effect on our business, financial condition or results of operations.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a limited operating history in the oil and gas industry. As such, our historical operating results may not provide a meaningful basis for evaluating our business, financial performance and prospects. We may not be able to achieve a similar growth rate in future periods. Accordingly, you should not rely on our results of operations for any prior periods as an indication of our future performance. Our success is significantly dependent on meeting business objectives. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable resources or operate on a profitable basis. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

We have incurred losses in prior periods and may incur losses in the future.

We have incurred net losses in prior periods. No assurance can be given that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

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If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional financing our then existing stockholders may suffer substantial dilution.

We will need to obtain additional financing in order to complete our business plan.  Our business plan calls for significant expenses in connection with our exploration activities. Furthermore, if our exploration program is successful in discovering commercially exploitable reserves of valuable resources, we will require additional funds in order to begin commercial production.  Obtaining additional financing will be subject to market conditions, industry trends, investor sentiment and investor acceptance of our business plan and management. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to further our operations, implementation of our business plan may fail or be delayed. If we are unsuccessful in obtaining additional financing when we need it, our business may fail before we ever become profitable and our stockholders may lose their entire investment.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our auditors’ report on our December 31, 2011 and December 31, 2010 financial statements expressed an opinion that the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern and that the ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. These conditions raise substantial doubt about our ability to continue as a going concern.   If we do not obtain additional funds there is the distinct possibility that we will no longer be a going concern and will cease operation which means any persons purchasing shares will loss their entire investment in our Company.

We may not be able to achieve our financial projections which may have an adverse effect on our business objectives and stock price.

The operating and financial information contained in any projected financial data that may have been furnished to investors have been prepared by management of the Company based upon its goals and objectives for the future performance and various assumptions concerning future phenomena. In addition, the Company’s projected results are dependent on the successful implementation of management’s business and growth strategies and are based on hypothetical assumptions and events over which the Company has only partial or no control. While management believes that its goals and objectives are reasonable and achievable, no assurance can be given that they will be realized. The selection of assumptions underlying the projected information required the exercise of judgment by, and represent the opinions and beliefs of, the Company’s management. Others may have different opinions and beliefs. In addition, the projections have not been compiled, reviewed or examined by any independent public accountants and were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission or with the guidelines established by the American Institute of Certified Public Accountants regarding projections. Moreover, the Company’s projections are subject to uncertainty due to the effects that economic, legislative, political or other changes may have on future events. Changes in the facts or circumstances underlying such assumptions could materially and adversely affect the projections. To the extent assumed events do not materialize, actual results may vary substantially from the projected results. As a result, no assurance can be given that the Company will achieve the operating or financial results set forth in its financial projections and, accordingly, investors are cautioned about placing undue reliance thereon.

Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring viable leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

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Oil and gas exploration are highly speculative ventures and it is highly probable that no reserves will be discovered and any funds spent on exploration will be lost.

Drilling for oil and gas involves numerous risks, including the risk that we will not encounter commercially productive oil reservoirs. The wells we drill or participate in may not be productive and we may not recover all or any portion of our investment in those wells. The seismic data and other technologies we use do not allow us to know conclusively prior to drilling a well that crude is present or may be produced economically. The costs of drilling, completing and operating wells are often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors including, but not limited to:

•	unexpected drilling conditions;
•	pressure or irregularities in formations;
•	equipment failures or accidents;
•	mechanical difficulties, such as lost or stuck oil field drilling and service tools;
•	fires, explosions, blowouts and surface cratering;
•	uncontrollable flows of oil and formation water;
•	environmental hazards, such as oil spills, pipeline ruptures and discharges of toxic gases;
•	other adverse weather conditions; and
•	increase in the cost of, or shortages or delays in the availability of, drilling rigs and equipment.

Certain future drilling activities may not be successful and, if unsuccessful, this failure could have an adverse effect on our future results of operations and financial condition. While all drilling, whether developmental or exploratory, involves these risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons.

Our future operating revenue is dependent upon the performance of our leased properties.

Our future operating revenue depends upon our ability to profitably operate our existing leased properties by drilling and completing wells that produce commercial quantities of oil and gas and our ability to expand our operations through the successful implementation of our plans to explore, acquire and develop additional properties. The successful development of oil and gas properties requires an assessment of potential recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors.  Such assessments are necessarily inexact.  No assurance can be given that we can produce sufficient revenue to operate our existing properties or acquire additional oil and gas producing properties and leases.  We may not discover or successfully produce any recoverable reserves in the future, or we may not be able to make a profit from the reserves that we may discover.  In the event that we are unable to produce sufficient operating revenue to fund our future operations, we will be forced to seek additional, third-party funding, if such funding can be obtained.  Such options would possibly include debt financing, sale of equity interests in our Company, joint venture arrangements, or the sale of oil and gas interests.  If we are unable to secure such financing on a timely basis, we could be required to delay or scale back our operations.  If such unavailability of funds continued for an extended period of time, this could result in the termination of our operations and the loss of an investor’s entire investment.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs and delivery times of rigs, equipment and supplies are substantially greater. In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases. As a result of increasing levels of exploration and production in response to strong prices of oil and natural gas, the demand for oilfield services and equipment has risen, and the costs of these services and equipment are increasing. If the unavailability or high cost of drilling rigs, equipment, supplies or qualified personnel were particularly severe in areas where we operate, we could be materially and adversely affected.

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Market factors in the oil and gas business are out of our control and so we may not be able to profitably sell any reserves that we find.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control.  For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls or any combination of these and other factors, and respond to changes in domestic, international, political, social and economic environments.  Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project.  These changes and events may materially affect our future financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our Company not receiving an adequate return on invested capital.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business will fail.

We will compete with other exploration companies in the recruitment and retention of qualified managerial and technical employees.  Our success will be largely dependent upon our ability to hire highly qualified personnel.  This is particularly true in highly technical businesses such as oil or gas exploration. These individuals may be in high demand and we may not be able to attract the staff we need.  In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. If we are unable to hire key personnel when needed, our exploration program may be slowed down or suspended.

We depend on the skill, ability and decisions of third party operators to a significant extent which could have a material effect on our operations.

The success of the drilling, development and production of the properties in which we have or expect to have a working interest is substantially dependent upon the decisions of such third-party operators and their diligence to comply with various laws, rules and regulations affecting such properties.  The failure of any third-party operator to make decisions, perform their services, discharge their obligations, deal with regulatory agencies, and comply with laws, rules and regulations, including environmental laws and regulations in a proper manner with respect to properties in which we have an interest could result in material adverse consequences to our interest in such properties, including substantial penalties and compliance costs.  Such adverse consequences could result in substantial liabilities to us or reduce the value of our properties, which could negatively affect our results of operations.

Our operations involve substantial costs and are subject to various economic risks.

Our operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill exploratory wells.  The cost and length of time necessary to produce any reserves may be such that it will not be economically viable.  In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful.  In addition, the cost and timing of drilling, completing and operating wells is often uncertain.  We also face the risk that the resources located may be less than anticipated, that we will not have sufficient funds to successfully extract such resources, that we will not be able to market the resources due to a lack of a market and that fluctuations in market prices will make development of those leases uneconomical.  This could result in a total loss of our investment.

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Title to the properties in which we have an interest may be impaired by title defects.

No assurance can be given that we will not suffer a monetary loss from title defects or title failure.  Additionally, undeveloped acreage has greater risk of title defects than developed acreage.  If there are any title defects or defects in assignment of leasehold rights in properties in which we hold an interest, we will suffer a financial loss.

We are subject to risks arising from the failure to fully identify potential problems related to acquired reserves or to properly estimate those reserves.

Although we perform a review of the acquired properties that we believe is consistent with industry practices, such reviews are inherently incomplete.  It generally is not feasible to review in depth every individual property involved in each acquisition.  Ordinarily, we will focus our review efforts on the higher-value properties and will sample the remainder, and depend on the representations of previous owners.  However, even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential.  Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is undertaken.  Even when problems are identified, we often assume certain environmental and other risks and liabilities in connection with acquired properties.  There are numerous uncertainties inherent in estimating quantities of proved oil reserves and actual future production rates and associated costs with respect to acquired properties, and actual results may vary substantially from those assumed in the estimates.

A substantial or extended decline in oil and gas prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations as well as our ability to meet our capital expenditure obligations and financial commitments to implement our business plan.

Any revenues, cash flow, profitability and future rate of growth we achieve will be greatly dependent upon prevailing prices for oil and gas.  Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also expected to be dependent on oil and gas prices.  Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future.  Prices for oil and gas are subject to potentially wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty, and a variety of additional factors beyond our control.  Those factors include:

•	the domestic and foreign supply of oil and natural gas;
•	the ability of members of the Organization of Petroleum Exporting Countries and other producing countries to agree upon and maintain oil prices and production levels;
•	political instability, armed conflict or terrorist attacks, whether or not in oil or natural gas producing regions;
•	the level of consumer product demand;
•	the growth of consumer product demand in emerging markets, such as China and India;
•	weather conditions, including hurricanes and other natural occurrences that affect the supply and/or demand of oil and natural gas;
•	domestic and foreign governmental regulations and other actions;
•	the price and availability of alternative fuels;
•	the price of foreign imports;
•	the availability of liquid natural gas imports; and
•	worldwide economic conditions.

These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and natural gas.  Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but may also reduce the amount of oil we can produce economically, if any.  A substantial or extended decline in oil and natural gas prices may materially affect our future business, financial condition, results of operations, liquidity and borrowing capacity.  While our revenues may increase if prevailing oil and gas prices increase significantly, exploration and production costs and acquisition costs for additional properties and reserves may also increase.

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Current and future governmental and environmental regulations could adversely affect our business.

Our business is subject to federal, state and local laws and regulations on taxation, the exploration for and development, production and marketing and safety matters. Many laws and regulations require drilling permits and govern the spacing of wells, rates of production, prevention of waste, unitization and pooling of properties and other matters. These laws and regulations have increased the costs of planning, designing, drilling, installing, operating and abandoning our oil wells and other facilities. In addition, these laws and regulations, and any others that are passed by the jurisdictions where we have production, could limit the total number of wells drilled or the allowable production from successful wells, which could limit our revenues.

Our operations are also subject to complex environmental laws and regulations adopted by the various jurisdictions in which we have or expect to have operations. We could incur liability to governments or third parties for any unlawful discharge of pollutants into the air, soil or water, including responsibility for remedial costs. We could potentially discharge these materials into the environment in any of the following ways:

•	from a well or drilling equipment at a drill site;
•	from gathering systems, pipelines, transportation facilities and storage tanks;
•	damage to oil wells resulting from accidents during normal operations; and
•	blowouts, cratering and explosions.

Because the requirements imposed by laws and regulations are frequently changed, no assurance can be given that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business. In addition, because we acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage caused by the former operators.

We are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board. These laws, rules and regulations continue to evolve and may become increasingly stringent in the future.  We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”).  We strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404 of the Sarbanes-Oxley Act.  The financial cost of compliance with these laws, rules and regulations is expected to remain substantial. No assurance can be given that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters.  Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

As of December 31, 2011, under the direction of the Chief Executive Officer and Chief Financial Officer, the Company evaluated the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rule 13a — 15(e) under the Securities Exchange Act of 1934, as amended.  Based on the evaluation of these controls and procedures required by paragraph (b) of Sec. 240.13a-15 or 240.15d-15 the disclosure controls and procedures have been found to be ineffective.

The Company maintains a set of disclosure controls and procedures designed to ensure that information required to be disclosed by us in our reports filed under the securities Exchange Act, is recorded, processed, summarized, and reported within the time periods specified by the SEC’s rules and forms.  Disclosure controls are also designed with the objective of ensuring that this information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

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Evaluation of Internal Control Over Financial Reporting

Management conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011.  In making this assessment, management used the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company’s internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring. In management’s assessment of the effectiveness of internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) as required by Exchange Act Rule 13a-15(c), our management concluded as of the end of the fiscal year covered by this Annual Report on Form 10-K that our internal control over financial reporting has not been effective.

As defined by Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting that is Integrated with an Audit of Financial Statements and Related Independence Rule and Conforming Amendments,” established by the Public Company Accounting Oversight Board ("PCAOB"), a material weakness is a deficiency or combination of deficiencies that results more than a remote likelihood that a material misstatement of annual or interim financial statements will not be prevented or detected. In connection with the assessment described above, management identified the following control deficiencies that represent material weaknesses as of December 31, 2011:

i)	Lack of segregation of duties. At this time, our resources and size prevent us from being able to employ sufficient resources to enable us to have adequate segregation of duties within our internal control system. Management will periodically reevaluate this situation.

ii)	Lack of an independent audit committee. Although we have an audit committee it is not comprised solely of independent directors. We may establish an audit committee comprised solely of independent directors when we have sufficient capital resources and working capital to attract qualified independent directors and to maintain such a committee.

iii)	Insufficient number of independent directors. At the present time, our Board of Directors does not consist of a majority of independent directors, a factor that is counter to corporate governance practices as set forth by the rules of various stock exchanges.

Our management determined that these deficiencies constituted material weaknesses.  Due to a lack of financial resources, we are not able to, and do not intend to, immediately take any action to remediate these material weaknesses. We will not be able to do so until we acquire sufficient financing to do so.  We will implement further controls as circumstances, cash flow, and working capital permit.  Notwithstanding the assessment that our ICFR was not effective and that there were material weaknesses as identified in this report, we believe that our financial statements fairly present our financial position, results of operations and cash flows for the years covered thereby in all material respects.

Risks Related to an Investment in Our Securities

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Stock.

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FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our Common Stock.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

Shares of our Common Stock are not currently traded at high volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

Shares of our Common Stock are currently traded, but currently with low volume, based on quotations on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing shares of our Common Stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more viable. As a consequence, there may be periods of several days or more when trading activity in shares of our Common Stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. No assurance can be given that a broader or more active public trading market for our Common Stock will develop or be sustained, or that trading levels will be sustained.

Even if an investor finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our Common Stock.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

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The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision eliminating the personal liability of our directors to our company and stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer, provided, except for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Further, our Bylaws provide that our directors and officers who are made party to, or threatened to be made a party to, or are otherwise involved in any proceeding by reason that he or she is a director or officer, shall be indemnified and held harmless by us for actions taken by such directors and officers, and for omissions, to the fullest extent permitted by Nevada law. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;
•	changes in existing and potential relationships with collaborative partners;
•	the ability to retain certain members of management;
•	our expectations regarding general and administrative expenses;
•	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and
•	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

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We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

The Company will receive no proceeds from the sales as a result of this registration.

The following table sets forth our capitalization as of December 31, 2011 and December 31, 2010 as follows:

	December 31,	December 31
	2011	2010
Total liabilities	$172,605	$56,196

Stockholder’s deficit:
Preferred stock	42	42
Common stock	52,728	52,478
Additional paid-in capital	4,212,139	4,167,389
Accumulated deficit	(4,332,590)	(4,261,353)
Total stockholders’ deficit	(67,681)	(41,444)

Total capitalization	$104,924	$14,752

DILUTION

As there are no new shares being issued in this offering, there is no dilution as a result of the offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC:BB. We cannot assure that any market for the shares will be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of April 1, 2012, the Company has one hundred and five (105) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Background

The Company has recently consummated a voluntary share exchange transaction between the Company on one hand and Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, on the other hand, pursuant to which the Company has acquired from Bill Herndon all of the membership interest in Jett Rink in exchange for approximately 10,000,000 shares of the Company’s Common Stock and Jett Rink has become a wholly-owned subsidiary of the Company. The Exchange Agreement contains customary representations, warranties, and conditions to closing. The closing of the Exchange Agreement is subject to the satisfaction of certain pre-closing conditions, including (i) changing the name of the Company to “Tiger Oil and Energy, Inc.,” (ii) the cancellation of all of the 4,650,000 outstanding options that have been granted to the Company’s key employees, consultants, officers and directors pursuant to the Company’s non-qualified stock option plan, and (iii) completion of audited financial statements of Jett Rink, among others.

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The Company was a public reporting “shell company,” as defined in Rule 12b-2 of the  Securities  Exchange  Act of 1934,  as amended. It is the determination of management that at the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink and the Company ceased to be a “shell company”.

The Company owns interests in two oil and gas wells for approximately 50 acres located in Creek County, State of Oklahoma, together with any personal property and lease equipment located thereon. Currently both these wells are shut-in and we will be evaluating these wells as to cost of putting back into production versus the cost.

On February 9th, 2011, - Tiger Oil and Energy, acquired a 100% interest in three Oil and Gas leases totaling 400 acres in Southern Kansas, comprised of three historically productive properties. Tiger's Geologist has reviewed the Holman #2, #3, #4, and #5; the Adams #1 and the Glasse wells commonly known as the Wise #1 and Roberts #1 and have recommended a 7 well exploration and production study. All the leases acquired by the parties covering lands within the prospect area are owned 100% by TGRO with an undivided eighty-one and one-half percent (81.5%) working interest in the oil and gas leases described. The Company issued a Note and 250,000 shares of its common stock in the acquisition. We will require an investment of $400,000 to initiate putting these wells back into production. Management believes this can be accomplished and is considering various options to acquire this funding, but has not yet entered into an agreement to do so.

On March 31, 2011 we purchased, at auction, two shut-in oil wells in Ness County KS for cash.

The company will continue to evaluate shut in wells in the states of Kansas and Oklahoma with intention of putting historically productive wells back into production at the least cost. We will then need to enter into private placement agreements to fund the programs.

Corporate Overview

The “Company,” and “TGRO” refer to Tiger Oil and Energy, Inc., a Nevada corporation (formerly UTEC, Inc.) and Jett Rink Oil LLC, which became a wholly owned subsidiary October 29, 2010 after the closing of the voluntary share exchange transaction.  Jett Rink had interests in two oil and gas wells (Shilo Projects) for approximately 50 acres located in Creek County, State of Oklahoma, together with any personal property and lease equipment located thereon.  These became the property of TGRO upon closing of the share exchange agreement. These are both shut-in non-producing wells.

Black Hawk Exploration (BHWX), an independent oil and gas exploration company, and our Company have agreed to together develop future oil and gas wells in Cowley County, Kansas on 2,500 acres leased to BHWX. Tiger Oil and Gas LLC is an independent oil and gas operator and land acquisition company that has a common director with TGRO, Bill Herndon, who will act as operator of wells developed on the 2,500 acre oil and gas leases owned by BHWX.

Additionally, on October 29, 2010 the Company entered into an agreement by and between BLACK HAWK EXPLORATION a Nevada Corporation (herein “BHWX”), and TIGER OIL & GAS, LLC, a Kansas limited liability company (herein “Tiger LLC”). In the agreement BHWX purchased oil and gas leases within Cowley County (the “Prospect Area”), Kansas geographic area and we agreed to participate in the development and exploration of oil and gas leases located on the Prospect Area.

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BHWX purchased the oil and gas leases covering approximately 2,553 gross acres of land in Cowley County, Kansas, and, the three companies agreed to jointly acquire, own, sell, explore, develop, and operate oil and gas leases within the Prospect Area. BHWX owns 100% of the leases within the Prospect Area and has an undivided eighty-one and one-half percent (81.5%) working interest in and to the oil and gas leases in the Prospect Area. Any other oil and gas leases acquired by Tiger LLC within the Prospect Area in excess of 2,073 net mineral acres shall be sold to BHWX and our Company (“the Purchasers”) not to exceed $73.81 per acre acquisition cost.

Tiger LLC shall be the Operator of the oil and gas leases within the Prospect Area pursuant to an AAPL Form 610-1989 Model Form Operating Agreement (the “JOA”) which shall be executed by the BHWX Tiger LLC and our Company. BHWX paid our company a $40,000 commission for negotiating acquisition costs associated with the above referenced lease in Cowley County, Kansas.

The lease acquisition includes 100% interest free and clear in one shut-in oil/gas well, the #1 Baker, located on the Keith Baker lease. TGRO (our Company) can earn an 80% net revenue in 10 wells drilled in the oil and gas leases referenced above, after a new exploratory drill program, designated New Well #2, investment of $400,000 by TGRO. By investing $400,000 in any drill program in the Prospect Area, TGRO will earn a 40% working interest in the # 1 Baker well. BHWX has the option to invest in each additional new well drilled by TGRO, the cost associated with this is based on an authority for expenditure (AFE) estimated at $400,000 per new well. BHWX can take up to a additional 30% working interest in each well drilled by TGRO in the above referenced leases, BHWX total investment not to exceed $120,000 per well. If BHWX elects to drill a new well within the above referenced acreage TGRO has the option to take a 50% working interest by depositing $120,000 with BHWX 10 days prior to drilling and an additional $60,000, 10 days prior to completion of the well. TGRO has an option to participate and earn a 40% net revenue interest on any well BHWX reworks on the Prospect Area by depositing $50,000 per well prior to drilling and an additional sum equal to 50% of the total costs, 5 days prior to estimated completion or abandonment of the well. Any funds not expensed will be returned to TGRO with-in 10 days of final statement. I

BHWX has agreed to bear and pay for 100% of the approved costs and expenses incurred by Tiger LLC in connection with the re-work of #1 Baker and test and equip, if needed, a Salt Water Distribution Well (SWDW) located within the leased acreage. As referenced above TGRO will be responsible for paying 100% of the well #2 drilling and completion if successful, if not successful TGRO will be responsible to pay for plugging of the proposed well. The purchasers will have the option to participate in additional acreage positions located in Cowley County by paying their proportionate share of all new acquisition costs, which is to be conducted on leases within Cowley County. All other costs incurred in connection with the exploration, development and operation of the oil and gas leases within the Prospect Area shall be borne and paid in accordance with the JOA and the respective interests of the parties in the leases.

The Company owns interests in two oil and gas wells for approximately 50 acres located in Creek County, State of Oklahoma, together with any personal property and lease equipment located thereon. These wells are shut-in and produce no revenue.

On February 9th, 2011, - Tiger Oil and Energy, acquired a 100% interest in three Oil and Gas leases totaling 400 acres in Southern Kansas, comprised of three historically productive properties. Tiger's Geologist has reviewed the Holman #2, #3, #4, and #5; the Adams #1 and the Glasse wells commonly known as the Wise #1 and Roberts #1 and have recommended a 7 well exploration and production study. All the leases acquired by the parties covering lands within the prospect area are owned 100% by TGRO with an undivided eighty-one and one-half percent (81.5%) working interest in the oil and gas leases described. The Company issued a Note and 250,000 shares of its common stock in the acquisition.

On March 31, 2011 we purchased, at auction, two shut-in oil wells in Ness County KS for a total of $1,000 cash.

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Business Strategy

The Company’s business strategy is to actively explore and develop numerous oil projects in Kansas, Oklahoma and Montana, other additional projects described below and to participate in the development of the 10 oil wells drilled in the oil and gas leases referenced above. Furthermore, the Company’s management team is constantly seeking out and evaluating new business opportunities.

COWLEY COUNTY PROJECTS

On October 29, 2010 the Company entered into an agreement by and between BLACK HAWK EXPLORATION a Nevada Corporation (herein “BHWX”), and TIGER OIL & GAS, LLC, a Kansas limited liability company (herein “Tiger LLC”). In the agreement BHWX purchased oil and gas leases within Cowley County (the “Prospect Area”), Kansas geographic area and we agreed to participate in the development and exploration of oil and gas leases located on the Prospect Area.

BHWX purchased the oil and gas leases covering approximately 2,553 gross acres of land in Cowley County, Kansas, and, the three companies agreed to jointly acquire, own, sell, explore, develop, and operate oil and gas leases within the Prospect Area. BHWX owns 100% of the leases within the Prospect Area and has an undivided eighty-one and one-half percent (81.5%) working interest in and to the oil and gas leases in the Prospect Area. Any other oil and gas leases acquired by Tiger LLC within the Prospect Area in excess of 2,073 net mineral acres shall be sold to BHWX and our Company (“the Purchasers”) not to exceed $73.81 per acre acquisition cost.

The lease acquisition includes 100% interest free and clear in one shut-in oil/gas well, the #1 Baker, located on the Keith Baker lease. TGRO (our Company) can earn an 80% net revenue in 10 wells drilled in the oil and gas leases referenced above, after a new exploratory drill program, designated New Well #2, investment of $400,000 by TGRO. By investing $400,000 in any drill program in the Prospect Area, TGRO will earn a 40% working interest in the # 1 Baker well. BHWX has the option to invest in each additional new well drilled by TGRO, the cost associated with this is based on an authority for expenditure (AFE) estimated at $400,000 per new well. BHWX can take up to a additional 30% working interest in each well drilled by TGRO in the above referenced leases, BHWX total investment not to exceed $120,000 per well. If BHWX elects to drill a new well within the above referenced acreage TGRO has the option to take a 50% working interest by depositing $120,000 with BHWX 10 days prior to drilling and an additional $60,000, 10 days prior to completion of the well. TGRO has an option to participate and earn a 40% net revenue interest on any well BHWX reworks on the Prospect Area by depositing $50,000 per well prior to drilling and an additional sum equal to 50% of the total costs, 5 days prior to estimated completion or abandonment of the well. Any funds not expensed will be returned to TGRO with-in 10 days of final statement. I

BHWX has agreed to bear and pay for 100% of the approved costs and expenses incurred by Tiger LLC in connection with the re-work of #1 Baker and test and equip, if needed, a Salt Water Distribution Well (SWDW) located within the leased acreage. As referenced above TGRO will be responsible for paying 100% of the well #2 drilling and completion if successful, if not successful TGRO will be responsible to pay for plugging of the proposed well. The purchasers will have the option to participate in additional acreage positions located in Cowley County by paying their proportionate share of all new acquisition costs, which is to be conducted on leases within Cowley County. All other costs incurred in connection with the exploration, development and operation of the oil and gas leases within the Prospect Area shall be borne and paid in accordance with the JOA and the respective interests of the parties in the leases. The Company will require $400,000 to accomplish its short-term goal of bringing shut-in wells back into production and the company's sole source of liquidity to this point has been through the sale of common stock. Such funding that is required to maintain liquidity will come in the form of equity sales of common stock

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SHILO PROJECTS

The Company owns a 7.5% working interest in Shilo #1 with 80% net revenue interest, in the gas and oil lease described as The N/2 NE/4 of Section 17, Township 16N, Range 10E, containing 40 acres more or less, located in Creek County, State of Oklahoma. The Company also owns a 11.5% working interest with 80% net revenue interest, in the gas and oil lease described as The SW/4 NW/4 NE/4 of Section 17, Township 16N, Range 10E, containing 10 acres more or less, located in Creek County, State of Oklohoma (the “Shilo #2”).

The Company currently considers these well to be “Shut-In” but not “Abandoned”. They produce no revenue.

NESS COUNTY PROJECTS

On March 31, 2011 we purchased, at auction, two shut-in oil wells in Ness County KS for cash, the Whitley #1 and Whitley #2. They are both shut-in wells and  the company will evaluate these with intention of putting them back into production at the least cost. We will then need to enter into private placement agreements to fund the programs.

Industry

Natural gas and oil prices are highly volatile. Our revenue, profitability, cash flow, oil and natural gas reserves value, future growth, and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, are substantially dependent on prevailing prices of natural gas and oil. Historically, the markets for natural gas and oil have been volatile, and those markets are likely to continue to be volatile in the future. It is impossible to predict future natural gas and oil price movements with certainty. Prices for natural gas and oil are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for natural gas and oil, market uncertainty, and a variety of additional factors beyond our control. Declines in natural gas and oil prices may materially adversely affect our financial condition, liquidity, and ability to finance planned capital expenditures and results of operations and may reduce the amount of oil and natural gas that we can produce economically.

Competition

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

We also compete with other mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration companies. The presence of competing mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors. We also compete with other mineral resource exploration companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

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Government Regulations

Our oil and gas exploration and future production operations are subject to various federal, state, and local laws and regulations governing prospecting, exploration, development, production, labor standards, occupational health and safety, control of toxic substances and emissions into the environment, storage and disposition of hazardous wastes and other matters involving environmental protection and employment. United States environmental protection laws address the maintenance of air and water quality standards, the preservation of threatened and endangered species of wildlife and vegetation, the preservation of certain archaeological sites, reclamation, and limitations on the generation, transportation, storage, and disposal of solid and hazardous wastes, among other things. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuation of a given operation. There can be no assurance that all the required permits and governmental approvals necessary for any oil and gas exploration project with which we may be associated can be obtained on a timely basis, or maintained. Delays in obtaining or failure to obtain government permits and approvals may adversely impact our operations. The regulatory environment in which we operate could change in ways that would substantially increase costs to achieve compliance. In addition, significant changes in regulation could have a material adverse effect on our operations or financial position.

Regulation of production

The production of oil and natural gas is subject to regulation under a wide range of local, state and federal statutes, rules, orders and regulations. Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. Such regulations govern conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum allowable rates of production from oil and natural gas wells, the regulation of well spacing, and plugging and abandonment of wells. The effect of these regulations is to limit the amount of oil and natural gas that we can produce from our wells and to limit the number of wells or the locations at which we can drill, although we can apply for exceptions to such regulations or to have reductions in well spacing. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

The failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil and natural gas industry are subject to the same regulatory requirements and restrictions that affect our operations.

Environmental, health and safety regulation

Our operations are subject to stringent and complex federal, state, local and provincial laws and regulations governing environmental protection, health and safety, including the discharge of materials into the environment. These laws and regulations may, among other things:

•	require the acquisition of various permits before drilling commences;
•	restrict the types, quantities and concentration of various substances that can be released into the environment in connection with oil and natural gas drilling, production and transportation activities;
•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and
•	require remedial measures to mitigate pollution from former and ongoing operations, such as requirements to close pits and plug abandoned wells.

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These laws and regulations may also restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability. Additionally, Congress and federal and state agencies frequently revise environmental, health and safety laws and regulations, and any changes that result in more stringent and costly waste handling, disposal and cleanup requirements for the oil and gas industry could have a significant impact on our operating costs.

The following is a summary of some of the material existing environmental, health and safety laws and regulations to which our business operations are subject.

Waste handling.

The Resource Conservation and Recovery Act, or “RCRA”, and comparable state statutes, regulate the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes. Under the auspices of the federal Environmental Protection Agency, or “EPA”, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters and most of the other wastes associated with the exploration, development and production of crude oil or natural gas are currently regulated under RCRA’s non-hazardous waste provisions. However, it is possible that certain oil and natural gas exploration and production wastes now classified as non-hazardous could be classified as hazardous wastes in the future. Any such change could result in an increase in our costs to manage and dispose of wastes, which could have a material adverse effect on our results of operations and financial position.

Comprehensive Environmental Response, Compensation and Liability Act.

The Comprehensive Environmental Response, Compensation and Liability Act, or “CERCLA”, also known as the Superfund law, imposes joint and several liability, without regard to fault or legality of conduct, in connection with the release of a hazardous substance into the environment. Persons potentially liable under CERCLA include the current or former owner or operator of the site where the release occurred and anyone who disposed or arranged for the disposal of a hazardous substance to the site where the release occurred. Under CERCLA, such persons may be subject to joint and several liabilities for the costs of cleaning up the hazardous substances that have been released into the environment, damages to natural resources and the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

We lease, and may in the future operate, numerous properties that have been used for oil and natural gas exploitation and production for many years. Hazardous substances may have been released on, at or under the properties owned, leased or operated by us, or on, at or under other locations, including off-site locations, where such substances have been taken for disposal. In addition, some of our properties have been or are operated by third parties or by previous owners or operators whose handling, treatment and disposal of hazardous substances were not under our control. These properties and the substances disposed or released on, at or under them may be subject to CERCLA, RCRA and analogous state laws. In certain circumstances, we could be responsible for the removal of previously disposed substances and wastes, remediate contaminated property or perform remedial plugging or pit closure operations to prevent future contamination. In addition, federal and state trustees can also seek substantial compensation for damages to natural resources resulting from spills or releases.

Water discharges.

The Federal Water Pollution Control Act, or the “Clean Water Act”, and analogous state laws, impose restrictions and strict controls with respect to the discharge of pollutants, including oil and other substances generated by our operations, into waters of the United States or state waters. Under these laws, the discharge of pollutants into regulated waters is prohibited except in accordance with the terms of a permit issued by EPA or an analogous state agency. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations.

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The Safe Drinking Water Act, or “SDWA”, and analogous state laws impose requirements relating to underground injection activities. Under these laws, the EPA and state environmental agencies have adopted regulations relating to permitting, testing, monitoring, record keeping and reporting of injection well activities, as well as prohibitions against the migration of injected fluids into underground sources of drinking water.

Air emission.

The Federal Clean Air Act and comparable state laws regulate emissions of various air pollutants through air emissions permitting programs and the imposition of other requirements. In addition, EPA and certain states have developed and continue to develop stringent regulations governing emissions of toxic air pollutants at specified sources. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with air permits or other requirements of the Federal Clean Air Act and analogous state laws and regulations.

The Kyoto Protocol to the United Nations Framework Convention on Climate Change became effective in February 2005. Under the Protocol, participating nations are required to implement programs to reduce emissions of certain gases, generally referred to as greenhouse gases that are suspected of contributing to global warming. The United States is not currently a participant in the Protocol, and Congress has not acted upon recent proposed legislation directed at reducing greenhouse gas emissions. However, there has been support in various regions of the country for legislation that requires reductions in greenhouse gas emissions, and some states have already adopted legislation addressing greenhouse gas emissions from various sources, primarily power plants. The oil and natural gas industry is a direct source of certain greenhouse gas emissions, namely carbon dioxide and methane, and future restrictions on such emissions could impact our future operations.

Health safety and disclosure regulation.

We are subject to the requirements of the federal Occupational Safety and Health Act, or “OSHA” and comparable state statutes. The OSHA hazard communication standard, the Emergency Planning and Community Right to Know Act and similar state statutes require that we organize and/or disclose information about hazardous materials stored, used or produced in our operations.

We expect to incur capital and other expenditures related to environmental compliance. Although we believe that our compliance with existing requirements will not have a material adverse impact on our financial condition and results of operations, no assurance can be given that the passage of more stringent laws or regulations in the future will not have a negative impact on our financial position or results of operation.

The Company is not the operator but a working interest holder. The operator of the producing leases would carry liability insurance that would cover regulatory compliance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our unaudited financial statements as of December 31, 2010 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

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Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion because uncertainties raise doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Background

The Company has recently consummated a voluntary share exchange transaction between the Company on one hand and Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, on the other hand, pursuant to which the Company has acquired from Bill Herndon all of the membership interest in Jett Rink in exchange for approximately 10,000,000 shares of the Company’s Common Stock and Jett Rink has become a wholly-owned subsidiary of the Company.

Corporate Overview

Unless otherwise indicated, in this Memorandum, references to “we,” “our,” “us,” the “Company,” “TGRO” refer to Tiger Oil and Energy, Inc., a Nevada corporation (formerly UTEC, Inc.) and Jett Rink which became a wholly owned subsidiary October 29, 2010 after the closing of the voluntary share exchange transaction described above.. The Company intends to focus on the exploration, development and production of oil and gas in the United States.

The Company owns interests in two oil and gas wells for approximately 50 acres located in Creek County, State of Oklahoma, together with any personal property and lease equipment located thereon. These wells are shut-in and produce no revenue.

On February 9th, 2011, - Tiger Oil and Energy, acquired a 100% interest in three Oil and Gas leases totaling 400 acres in Southern Kansas, comprised of three historically productive properties. Tiger's Geologist has reviewed the Holman #2, #3, #4, and #5; the Adams #1 and the Glasse wells commonly known as the Wise #1 and Roberts #1 and have recommended a 7 well exploration and production study. All the leases acquired by the parties covering lands within the prospect area are owned 100% by TGRO with an undivided eighty-one and one-half percent (81.5%) working interest in the oil and gas leases described. The Company issued a Note and 250,000 shares of its common stock in the acquisition.

On March 31, 2011 we purchased, at auction, two shut-in oil wells in Ness County KS for cash.

The Company currently has no promoters and has no parent. From February 1, 2011 to May 30, 2011 Evian Investor Relations, provided investor relations services to the company.

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Business Strategy

The Company’s business strategy is to actively explore and develop numerous projects in Kansas, Oklahoma, and Montana including the Shilo Projects, Cowley County projects and the Ness county projects. Furthermore, the Company’s management team is constantly seeking out and evaluating new business opportunities.

The Company intends to participate in the oil and gas leases acquired by Black Hawk Exploration (“BHWX”) covering approximately 2,553 gross acres of land in Cowley County, Kansas, and, with BWHWX and Tiger Oil and Gas LLC (“Tiger LLC”), agreed to jointly acquire, own, sell, explore, develop, and operate oil and gas leases within the Cowley County KS (“ the Prospect Area”). BHWX owns 100% of the leases within the Prospect Area and has an undivided eighty-one and one-half percent (81.5%) working interest in and to the oil and gas leases in the Prospect Area. Any other oil and gas leases acquired by Tiger LLC within the Prospect Area in excess of 2,073 net mineral acres shall be sold to BHWX and our Company (“the Purchasers”) not to exceed $73.81 per acre acquisition cost.

Tiger LLC shall be the Operator of the oil and gas leases within the Prospect Area pursuant to an AAPL Form 610-1989 Model Form Operating Agreement (the “JOA”) which shall be executed by the BHWX Tiger LLC and our Company. BHWX will pay our company a $40,000 commission for negotiating acquisition costs associated with the above referenced lease in Cowley County, Kansas.

The lease acquisition includes 100% interest free and clear in one shut-in oil/gas well, the #1 Baker, located on the Keith Baker lease. TGRO (our Company) can earn an 80% net revenue in 10 wells drilled in the oil and gas leases referenced above, after a new exploratory drill program, designated New Well #2, investment of $400,000 by TGRO. By investing $400,000 in any drill program in the Prospect Area, TGRO will earn a 40% working interest in the # 1 Baker well. BHWX has the option to invest in each additional new well drilled by TGRO, the cost associated with this is based on an authority for expenditure (AFE) estimated at $400,000 per new well. BHWX can take up to a additional 30% working interest in each well drilled by TGRO in the above referenced leases, BHWX total investment not to exceed $120,000 per well. If BHWX elects to drill a new well within the above referenced acreage TGRO has the option to take a 50% working interest by depositing $120,000 with BHWX 10 days prior to drilling and an additional $60,000, 10 days prior to completion of the well. TGRO has an option to participate and earn a 40% net revenue interest on any well BHWX reworks on the Prospect Area by depositing $50,000 per well prior to drilling and an additional sum equal to 50% of the total costs, 5 days prior to estimated completion or abandonment of the well. Any funds not expensed will be returned to TGRO with-in 10 days of final statement. I

BHWX has agreed to bear and pay for 100% of the approved costs and expenses incurred by Tiger LLC in connection with the re-work of #1 Baker and test and equip, if needed, a Salt Water Distribution Well (SWDW) located within the leased acreage. As referenced above TGRO will be responsible for paying 100% of the well #2 drilling and completion if successful, if not successful TGRO will be responsible to pay for plugging of the proposed well. The purchasers will have the option to participate in additional acreage positions located in Cowley County by paying their proportionate share of all new acquisition costs, which is to be conducted on leases within Cowley County. All other costs incurred in connection with the exploration, development and operation of the oil and gas leases within the Prospect Area shall be borne and paid in accordance with the JOA and the respective interests of the parties in the leases.

Liquidity and Capital Resources

As of December 31, 2011, we had $44,742 in current assets, consisting of $2,7422 in cash and a $42,000 related-party note receivable, compared to $14,752 in current assets at December 31, 2010, which consisted of cash of $14,352 and $400 in prepaid expenses. Current liabilities at December 31, 2011, totaled $130,238 compared to $50,318 at December 31, 2010. The current liabilities at December 31, 2011 consisted of accounts payable and accrued expenses of $17,615, related party payables in the amount of $94,400, loans payable of $15,240 and a derivative liability of $2,983. At December 31, 2010 the current liabilities consisted of accounts payable and accrued expenses of $4,103, accounts payable to related parties in the amount of $19,064, loans payable of $15,240 and a derivative liability of $11,911.

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We have no material commitments for the next twelve months, aside from salaries and rent on our primary office space. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed of $20,000 per month for the first six months of 2012. Expenses are expected to increase in the second half of 2012 due to a projected need to increase personnel.

Results of Operations for the Years Ended December 31, 2011 and 2010

Revenues

Revenues from continuing operations for the year ended December 31, 2011 and 2010 were $-0-.  The Company divested all assets that generated revenue in the second quarter of 2009 as part of the sale of the legacy business.  These operations are classified as discontinued in the Company’s financial statements.

Operating Expenses

Operating expenses for the years ended December 31, 2011 and 2010 were $66,781 and $1,433,869, respectively.

Other Income (Expenses)

Other income (expenses) for the years ended December 31, 2011 and 2010 totaled $(4,456) and $139,402, respectively.

Net Loss

Our net loss for the years ended December 31, 2011 and 2010 was $71,237 and $1,294,467, respectively.

 Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

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Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Research and Development. All market research and website development costs, including all related salaries, and facility costs are charged to expense when incurred.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents.

OUR MANAGEMENT

Officers, Directors and Advisors

The following is a description of our officers, directors as of April 1, 2012:

Ken Liebscher, President, Director

Ken Liebscher is a seasoned international businessman with over 35 years of securities and executive management experience. Mr. Liebscher is a graduate of St. George's School, Vancouver, British Columbia and also attended the University of British Columbia.

Mr. Liebscher held executive level positions while at the world's largest dental products manufacturer, Dentsply International Inc., where he spent over 22 years in positions culminating as the Manager of their West Coast Division, headquartered in San Francisco California. In 1990, Mr. Liebscher was recruited by a major Europe-based competitor, Ivoclar Liechtenstein to lead their entry into the North American market and, within two years, became Executive Vice President of Sales and Marketing and helped expand this company's sales to $300M US.

Mr. Liebscher became a director of a publicly held company called E.T.C. Industries Ltd. in 1992 and became President of its wholly owned subsidiary, THE ELECTRIC CAR COMPANY and, in 1994, led a team that developed the MI-6 prototype electric car from the ground up.

Mr. Liebscher has served as an officer and director on numerous public companies in the mining industry since 1992. This experience has resulted in his involvement in mineral exploration projects in Peru, Eastern Europe (Slovak Republic), and British Columbia, Ontario, Quebec and New Brunswick (Canada).

Mr. Liebscher currently serves on the Board of Directors of Tiger Oil and Energy Inc. (TGRO, OTC BB) and Lucky Boy Silver Corp. (LUCB, OTC BB).

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Howard Bouch, Secretary, Treasurer, Director

Howard Bouch, age 64, is a Private Practice Chartered Accountant with over 36 years of Public and Private international experience. Mr. Bouch originally qualified as a Chartered Accountant (English and Wales Institute) in 1968. Mr. Bouch joined Deloitte & Co, Lusaka, Zambia from 1970 - 1972. Mr. Bouch joined Anglo American Corp, Zambia working as Head Office Chief Accountant for Nchanga Consolidated Copper Mines (world's 2nd largest) from 1972 - 1976. In 1976, Mr. Bouch returned to the UK and joined Babcock and Wilcox, Engineers, Nottinghamshire, England as Chief Accountant for one of their subsidiaries. Mr. Bouch was Chief Accountant of a private building firm in Cumbria, England from 1978 - 1984.  In 1984 Mr. Bouch established a Private Practice as a Chartered Accountant and continues to provide professional services to Cumbrian firms to the present. Mr. Bouch is a Director of Viavid Broadcasting Inc., (symbol VVDB), Tiger Oil and Energy, Inc. (symbol TGRO), Convenientcast, Inc, (symbol CVCT), Universal Potash Corp. (symbol UPCO) and Black Hawk Exploration Inc. (symbol BHWX).

Bill Herndon, Chief Operating Officer and Director

Mr. Herndon has over 20 years of experience in all phases of the oil and gas industry including capital investment and analysis, project management and structuring, acquisition and development of oil and gas wells, exploration and drilling and completion management. His family has been in the oil and gas industry since the 1930’s, mainly operating in Oklahoma, Kansas and Texas. Mr. Herndon has been an oil operator in Kansas and Oklahoma for the past five years. Since December 2005 Mr. Herndon has been the President and sole member of Tiger Oil and Gas, LLC. In 1990 Mr. Herndon participated in the wildcat play called State Line Field in Kansas. The field has produced over one million barrels of oil to date. He has raised over $25 million since 2007 from hedge funds and industry partners for various production acquisitions, in-field drilling programs, and new oil and gas development projects. Mr. Herndon has also managed the leasing of over 100,000 acres in the last two years for 12 different projects and conducted seismic programs for approximately 80,000 acres on these projects in addition to managing the initial drilling programs on these projects. Mr. Herndon successfully funded the acquisition of a field with industry groups and working interest partners that has produced out of multiple zones with total cumulative production of 3,500,00 barrels of oil and 40 billion cubic feet of gas. The field is currently producing 40 barrels of oil per day and 300,000 mcf per day. Mr. Herndon received a Bachelors Degree in Business from Wichita State University.

Ryan Kerr, Director

Mr. Kerr currently manages Inland Oil Corp., his family-owned business. Mr. Kerr has over 15 years experience in locating, producing, completing and general operations in the oil and gas industry. Mr. Kerr has successfully drilled and completed hundreds of wells throughout the Mid-continent region and is actively involved with development and operations of fields in this region. Mr. Kerr’s extensive experience in oil and gas exploration and production is furthered as an exploration geologist where he has consulted on several water-flood and infill drilling projects throughout Oklahoma, Kansas, North Dakota, Wyoming, New Mexico, Texas, and California. For the past five years Mr. Kerr has been heading drilling programs for several operators in Oklahoma, as well as design and implementation of a Nitrogen gas flood in Wagoner County Oklahoma in the Stone Bluff Field. This project consisted of flooding 1,200+ - acres with the producing interval from the Dutcher Sand zone at a depth of 1250’feet. Production since the start of the nitrogen injection flood has been increased from the formation at a rate of 1 MMCF per day.

There are no legal proceedings for any officer or director in the last 10 years which is material to the evaluation of the integrity or ability of such officer or director.

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The Company has no employees at this time and retains consultants to perform tasks as needed.

Securities Ownership by Management

The owners of 5% or more of the Shares, as well as the officers and directors who own Shares as of April 1, 2012, are set forth in the following chart:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class
Preferred Stock	Kenneth Liebscher, President/CEO And Director	20,000		47.6%
Preferred Stock	Howard Bouch, CFO and Director	Nil		0%
Preferred Stock	Bill Herndon Director	Nil		0%
Preferred Stock	Ryan Kerr, Director	Nil		0%
Preferred Stock	All Officers and Directors as a group of Preferred Stock	20,000		47.6. %
Common Stock	The Excalibur Group A.G.	9,400,000	(1)	17.9%
Common Stock	Howard Bouch, CFO and Director	2,150,000		4.09%
Common Stock	Bill Herndon, Director	12,000,000		22.87%
Common Stock	Ryan Kerr, Director	2,000,000		3.8%
Common Stock	Kenneth Liebscher, President/CEO and Director	2,000,000		3.8%
Common Stock	All Officers and Directors as a group of Common Stock	18,150,000		34.58%

(1) The Excalibur Group A.G. is a private corporation 100% owned by Lionel R. Welch, 51A Dean St., Belize City, Belize C.A.

Family Relationships. There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to Tiger Oil and Energy, Inc., Attn: Chief Financial Officer 7230 Indian Creek Ln. Ste. 201, Las Vegas, NV 89149

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Executive Compensation

Summary Compensation Table I . The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*	Bonus	Stock Awards $	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compens- ation	Total Compen- sation
Ken Liebscher,. President	2011	$0	0	0	0	0	0	0	0
	2010	0	0	40,000	0	0	0	0	40,000
	2009	0	0	0	0	0	0	0	0

Howard Bouch	2011	$0	0	0	0	0	0	0	0
Secretary, Treasurer	2010	0	0	40,000	0	0	0	0	40,000
	2009	0	0	0	0	0	0	0	0

Bill Herndon	2011	0	0	0	0	0	0	0	0
COO	2010	0	0	40,000	0	0	0	0	40,000
	2009	0	0	0	0	0	0	0	0

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Summary Compensation Table II. The following table sets forth certain information concerning the annual compensation of our directors during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*	Bonus	Stock Awards		Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compens- ation	Total Compen- sation
Ken Liebscher,	2011	$0	0	0		0	0	0	0	0
	2010	0	0	$40,000	*	0	0	0	0	$40,000	*
	2009	0	0	0		0	0	0	0	0

Howard Bouch	2011	$0	0	0		0	0	0	0	0
	2010	0	0	$40,000	*	0	0	0	0	$40,000	*
	2009	0	0	0		0	0	0	0	0

Bill Herndon	2011	0	0	0		0	0	0	0	0
	2010	0	0	$40,000	*	0	0	0	0	$40,000	*
	2009	0	0	0		0	0	0	0	0

Ryan Kerr	2011	0	0	0		0	0	0	0	0
	2010	0	0	$40,000	*	0	0	0	0	$40,000	*
	2009	0	0	0		0	0	0	0	0

*Directors Liebscher, Bouch, Herndon and Kerr were awarded 2,000,000 common shares of the Company, each valued at $0.02, as Directors compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of April 1, 2012, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii)  each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Beneficially Owned (*)	Percent of Class (**)

Kenneth B. Liebscher	c/o Tiger Oil and Energy	20,000 Preferred 2,000,000 common	47.6% of preferred 3.79% of common

Bill Herndon	c/o Tiger Oil and Energy	12,000,000 common	22.75% of common

Howard Bouch	Grove House 13 Low Seaton Workington Cumbria, England CA141PR U.K.	2,150,000 common	3.87% of common

Sharon Marin Sundance Capital Group Inc	4110 Flamboyant St., Belize city, Belize C.A.	2,700,000 common	5.12% of common

Conrad Smithen Celtic Lyons Ltd.	Main Street, Charleston, Nevis, West Indies	2,500,000 common	4.08% of common

Lionel Welch The Excalibur group A.G.	60 Market Sq., Belize City, Belize, C.A.	9,400,000 common	18.83% of common

Robert Bandfield Palm Harbour Int’l Inc.	76 Dean St., Po Box 2111 Belize city, Belize C.A.	2,700,000 common	5.12% of common

Andrew Godfrey Chancery Lane Investment Group, Inc.	51A Dean St., PO Box 644 Belize city, Belize C.A.	2,700,000 common	5.12% of common

Steven Pickett	8325 Jeeves Circle Las Vegas, NV 89149	2,924,699 common	5.54% of common

Ryan Kerr	11806 S. Sycamore Jenks, OK 74037	2,000,000 common	3.79% of common

All Directors and Officers as a Group (4 persons)		20,000 preferred 18,150,000 common	47.6% of preferred 34.43% of common

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute Beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of common shares outstanding on April 1, 2012 (52,728,159) and preferred shares (42,013) The Company had 110 common shareholders and 21 preferred shareholders as of April 1, 2012. Each share of our preferred stock entitles the owner to 2,500 votes.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Tiger Oil and Energy, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Howard Bouch is a member of both the Boards of Directors of Black Hawk Exploration and the issuer and as such the transaction with Black Hawk described herein is a related party transaction and not arms length.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

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DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at April 1, 2012
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	74,000,000	52,728,159
Preferred stock, $0.001 par value per share	1,000,000	42,013

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

a) 20 to 33 1/3%,

b) 33 1/3 to 50%, or

c) more than 50%.

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A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

b) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada nor do we do business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

a) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

b) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

c) representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

b) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

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c) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

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SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Number of Shares of Common Stock Being Offered	Acquisition of shares	Shares of Common Stock Beneficially Owned After the Offering (1)	Percentages Beneficially Owned After the Offering

Mr. Fortunato Villamagna 2 Blackstone Mgmt Services, LLC	2,000,000	2,000,000	For services 9/29/09	0	0%
KerrenBottay	175,000	175,000	Private Placement 9/25/09	0	0%
Rebecca Bouch	60,000	60,000	Private Placement 9/25/09	0	0%
Jennie Bouch	150,000	150,000	Private Placement 9/25/09	0	0%
Nicholas Bouch	25,000	25,000	Private Placement 9/25/09	0	0%
Judith Bouch	5,000	5,000	Private Placement 9/25/09	0	0%
Michael Bouch	10,000	10,000	Private Placement 9/25/09	0	0%
Howard Bouch	2,150,000	150,000	150,000-Private Placement 9/25/09-2,000,000 Services 12/30/2011	2,000,000	0%
Catherine Bouch Nee Brayford	25,000	25,000	Private Placement 9/25/09	0	0%
Sharon Marin Sundance Capital Group, Inc.	2,700,000	2,700,000	Private purchase 4/22/10	0	0%
Thomas Carr	40,000	40,000	Private Placement 9/25/09	0	0%
Conrad Smithen Celtic Lyons, Ltd.	2,500,000	2,500,000	Private purchase 4/22/10	0	0%
Ryan Colbert	10,000	10,000	Private Placement 9/25/09	0	0%
Lynn Colbert	10,000	10,000	Private Placement 9/25/09	0	0%
Winston Colbert	10,000	10,000	Private Placement 9/25/09	0	0%
Kathleen Evans	30,000	30,000	Private Placement 9/25/09	0	0%
Lionel Welch The Excalibur Group A.G. Inc.	9,400,000	9,400,000	Option granted 2/3/02 Exercised 12-28-06	0	0%
George Graham	10,000	10,000	Private Placement 9/25/09	0	0%
Kevin Murphy Greenleaf Forum Investment Group	650,000	650,000	Private Placement 9/25/09	0	0%
Robert Bandfield Palm Harbour International, Inc.	2,700,000	2,700,000	Private purchase 4/22/10	0	0%
Helen Hewitt	25,000	25,000	Private Placement 9/25/09	0	0%
Peter Hewitt	25,000	25,000	Private Placement 9/25/09	0	0%
Adam Hewitt	5,000	5,000	Private Placement 9/25/09	0	0%
Thomas Hewitt	5,000	5,000	Private Placement 9/25/09	0	0%
Helen Hewitt	10,000	10,000	Private Placement 9/25/09	0	0%
Robert Houston	40,000	40,000	Private Placement 11/10/09	0	0%
David Craven Ceramatec, Inc.	765,000	765,000	Private purchase 9/21/07	0	0%
Margaret Jackson	10,000	10,000	Private Placement 9/25/09	0	0%
Catherine Jackson	5,000	5,000	Private Placement 9/25/09	0	0%
Andrew Godfrey Chancery Lane Investment Group, Inc.	2,700,000	2,700,000	Private purchase 4/22/10	0	0%
Andrew Mawson	140,000	140,000	Private Placement 9/25/09	0	0%
Paul Mawson	80,000	80,000	Private Placement 9/25/09	0	0%
Gregg Ostergren	175,000	175,000	Private Placement 9/25/09	0	0%
Steven Pickett	2,924,699	2,924,699	Private Placement 1/11/07	0	0%
Phyllis Poole	20,000	20,000	Private Placement 9/25/09	0	0%
Joan Postlethwaite	10,000	10,000	Private Placement 9/25/09	0	0%
Fortunato Villamagna 2 Red Stone Management Services, LLC	85,000	85,000	For services 12/30/08	0	0%
Peter Redman	5,000	5,000	Private Placement 9/25/09	0	0%
Mandy Scott	10,000	10,000	Private Placement 9/25/09	0	0%
Kayley Scott	10,000	10,000	Private Placement 9/25/09	0	0%
Paula Tolson	10,000	10,000	Private Placement 9/25/09	0	0%
Derek Tolson	30,000	30,000	Private Placement 9/25/09	0	0%
Judith Tolson	10,000	10,000	Private Placement 9/25/09	0	0%
Barry Tolson	10,000	10,000	Private Placement 9/25/09	0	0%
Alan Tolson	710,000	710,000	Private Placement 3/04/08 12/13/10	0	0%
Kevin Murphy Wannigan Capital Corp	10,000	10,000	For services 9/25/09	0	0%
Gareth Woodhead	10,000	10,000	Private Placement 9/25/09	0	0%
Fiona Woodhead	10,000	10,000	Private Placement 9/25/09	0	0%
Moshe Zefrani	25,000	25,000	For services 3/17/08	0	0%

(1)	The number of shares listed in these columns includes all shares beneficially owned by the selling stockholder.
(2)	Fortunato Villamagna was an Officer and director of the Company from January 07, 2007 through May 21, 2010

36

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after April 1, 2012, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 52,728,159 shares of common stock outstanding on April 1, 2012.

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

• broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

• a combination of any such methods of sale; and

• any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus. Since the company was formerly a shell, selling shareholders may not sell under Rule 144 until one year from the time that the company files an 8K containing full Form 10 information demonstrating that the company is no longer a shell.

The securities are quoted on the OTC Bulletin Board (symbol TGRO). Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

37

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law. A prospectus supplement will also be filed in the event that any successor to the named selling stockholder wishes to sell under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholders have represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

OTC Electronic Bulletin Board Considerations

Our stock trades on the OTC Electronic Bulletin Board (symbol TGRO). The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

38

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

39

Financial Statements

a) Audited financial statement to December 31, 2011 and 2010.

TIGER OIL AND ENERGY, INC.

(Formerly UTEC, Inc.)

(A Development Stage Company)

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS

AND

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

40

TIGER OIL AND ENERGY, INC.

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS

AND

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2011 and 2010 (Restated)

and From Inception on April 30, 2009 through December 31, 2011

40

TIGER OIL AND ENERGY, INC.

Table of Contents

Page

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets – December 31, 2011 and 2010 (restated)	F-2

Consolidated Statements of Operations for the years ended December 31, 2011 and 2010 (restated) and from inception on April 30, 2009 through December 31, 2011	F-3

Consolidated Statement of Stockholders’ Deficit from inception through December 31, 2011	F-4

Consolidated Statements of Cash Flows for the years ended December 31, 2011 and 2010 (restated) and from inception on April 30, 2009 through December 31, 2011	F-7

Notes to Consolidated Financial Statements	F-9

_______________________________________

41

SADLER, GIBB& ASSOCIATES, L.L.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Tiger Oil and Energy, Inc.

(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Tiger Oil and Energy, Inc. as of December 31, 2011 and 2010 (restated), and from inception on April 30, 2009 through December 31, 2011 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the periods then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tiger Oil and Energy, Inc. as of December 31, 2011 and 2010 (restated) and from inception on April 30, 2009 through December 31, 2011, and the results of their operations and their cash flows for the periods then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Salt Lake City, UT

March 27, 2012

F-1

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Consolidated Balance Sheets

	December 31,	December 31,
	2011	2010
		(Restated)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,742	$14,352
Prepaid expenses	-	400
Note receivable - related party	42,000	-

Total Current Assets	44,742	14,752

OTHER ASSETS
Oil and gas properties (full cost method)	60,182	-

TOTAL ASSETS	$104,924	$14,752

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$17,615	$4,103
Related-party payables	94,400	19,064
Note payable	15,240	15,240
Derivative liability	2,983	11,911

Total Current Liabilities	130,238	50,318

LONG-TERM LIABILITIES
Asset retirement obligation	42,367	5,878

TOTAL LIABILITIES	172,605	56,196

STOCKHOLDERS' DEFICIT

Preferred stock - 1,000,000 shares authorized, $0.001 par value; 42,013 issued and outstanding	42	42
Common stock - 74,000,000 shares authorized, $0.001 par value; 52,728,159 and 52,478,159 issued and outstanding, respectively	52,728	52,478
Additional paid-in capital	4,212,139	4,167,389
Deficit accumulated incurred prior to the exploration stage	(524,202)	(524,202)
Deficit accumulated during the exploration stage	(3,808,388)	(3,737,151)

Total Stockholders' Deficit	(67,681)	(41,444)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$104,924	$14,752

The accompanying notes are an integral part of these consolidated financial statements.

F-2

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Operations

			From Inception
			on April 30 2009
	For the Years Ended		through
	December 31,		December 31,
	2011	2010	2011

REVENUES	$-	$-	$-

OPERATING EXPENSES
Accretion expense	7,828	-	7,828
Amortization of deferred tax benefit	-	-	170,800
Impairment of assets	-	843,891	965,133
Management fees	2,491	540,933	1,112,424
General and administrative	56,462	49,045	266,057

Total Operating Expenses	66,781	1,433,869	2,522,242

LOSS FROM OPERATIONS	(66,781)	(1,433,869)	(2,522,242)

OTHER INCOME (EXPENSE)
Interest expense	(1,560)	(361)	(1,921)
Other income	-	40,000	40,000
Gain on forgiveness of debt	-	111,674	111,674
Gain (loss) on derivative liability	8,928	(11,911)	(2,983)
Loss on sale of oil and gas leases	(11,824)	-	(11,824)

Total Other Income (Expense)	(4,456)	139,402	134,946

LOSS BEFORE TAXES	(71,237)	(1,294,467)	(2,387,296)
Provision for income taxes	-	-	-

NET LOSS FROM CONTINUING OPERATIONS	(71,237)	(1,294,467)	(2,387,296)
Net income from discontinued operations	-	-	309,650
Loss on disposal of discontinued operations	-	-	(1,730,742)

Loss from Discontinued Operations, Net of Income Taxes	-	-	(1,421,092)

NET LOSS	$(71,237)	$(1,294,467)	$(3,808,388)

BASIC AND DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS	$(0.00)	$(0.03)

BASIC AND DILUTED LOSS PER SHARE FROM DISCONTINUED OPERATIONS	-	-

TOTAL BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	52,707,555	37,780,406

The accompanying notes are a integral part of these consolidated financials statements.

F-3

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Stockholders' Deficit

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2006	22,013	$22	25,917,159	$25,917	$-	$(33,951)	$(8,012)

Common stock issued for acquisition at $0.08 per share	-	-	22,500,000	22,500	1,879,439	-	1,901,939

Common shares issued for finders fee at $0.001 per share	-	-	2,525,000	2,525	-	-	2,525

Preferred shares issued for acquisition at $0.001 per share	20,000	20	-	-	-	-	20

Common stock issued pursuant to employment stock grants at $0.06 per share	-	-	1,914,000	1,914	105,487	-	107,401

Common shares issued for intangible assets at $0.08 per share	-	-	850,000	850	70,750	-	71,600

Common shares issued for services at $0.45 per share	-	-	50,000	50	22,450	-	22,500

Capital contribution by shareholder	-	-	-	-	38,250	-	38,250

Net loss for the year ended December 31, 2007	-	-	-	-	-	(285,341)	(285,341)

Balance, December 31, 2007	42,013	42	53,756,159	53,756	2,116,376	(319,292)	1,850,882

Cancelled share issued pursuant to employee stock grants	-	-	(1,898,000)	(1,898)	(105,485)	-	(107,383)

Common stock issued for cash at $0.38 per share	-	-	110,000	110	41,874	-	41,984

Option expense pursuant to employee option plan	-	-	-	-	96,750	-	96,750

Net loss for the year ended December 31, 2008	-	-	-	-	-	(204,910)	(204,910)

Balance, December 31, 2008	42,013	$42	51,968,159	$51,968	$2,149,515	$(524,202)	$1,677,323

The accompanying notes are an integral part of these consolidated financial statements.

F-4

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Stockholders' Deficit

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2008	42,013	$42	51,968,159	$51,968	$2,149,515	$(524,202)	$1,677,323

Option expense pursuant to employee option plan	-	-	-	-	401,250	-	401,250

Operational segment sold in exchange for common stock	-	-	(22,500,000)	(22,500)	22,500	-	-

Common stock issued for purchase of subsidiary at $0.01 per share	-	-	4,050,000	4,050	36,450	-	40,500

Common stock issued for cash at $0.05 per share	-	-	600,000	600	29,400	-	30,000

Net loss for the year ended December 31, 2009	-	-	-	-	-	(2,442,684)	(2,442,684)

Balance, December 31, 2009	42,013	42	34,118,159	34,118	2,639,115	(2,966,886)	(293,611)

Common stock issued for services at $0.05 per share in October 2010	-	-	8,000,000	8,000	392,000	-	400,000

Common stock issued in acquisition of Jett Rink subsidiary	-	-	10,000,000	10,000	500,000	-	510,000

Common stock issued for services at $0.16 pere share on December 30, 2010	-	-	360,000	360	57,240	-	57,600

Contributed capital	-	-	-	-	579,034	-	579,034

Net loss for the year ended December 31, 2010	-	-	-	-	-	(1,294,467)	(1,294,467)

Balance, December 31, 2010	42,013	$42	52,478,159	$52,478	$4,167,389	$(4,261,353)	$(41,444)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Stockholders' Deficit

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2010	42,013	$42	52,478,159	$52,478	$4,167,389	$(4,261,353)	$(41,444)

Common stock issued for purchase oil and gas leases at $0.18 per share	-	-	250,000	250	44,750	-	45,000

Net loss for the year ended December 31, 2011	-	-	-	-	-	(71,237)	(71,237)

Balance, December 31, 2011	42,013	$42	52,728,159	$52,728	$4,212,139	$(4,332,590)	$(67,681)

Deficit accumulated incurred prior to the exploration stage	$(524,202)
Deficit accumulated during the exploration stage	(3,808,388)

Total Accumulated Deficit	$(4,332,590)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

			From Inception
			on April 30 2009
	For the Years Ended		through
	December 31,		December 31,
	2011	2010	2011
OPERATING ACTIVITIES
Net loss	$(71,237)	$(1,294,467)	$(3,808,388)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Depreciation, amortization and accretion expense	7,828	414	11,357
Impairment of assets	-	843,891	843,891
Change in derivative liability	(8,928)	11,911	2,983
Employee option grants issued	-	-	46,500
Cancellation of employee stock option shares	-	-	354,750
Impairment of intangible assets	-	-	121,242
Common stock issued for services	-	457,600	457,600
Gain on settlement of debt	-	(111,457)	(111,457)
Deferred tax asset	-	-	170,800
Loss on sale of oil and gas leases	11,824	-	11,824
Changes in operating assets and liabilities:
Increase in prepaid expenses	400	(400)	-
Related party payables	(664)	19,131	299,002
Accounts payable and accrued liabilities	13,512	(20,057)	(22,910)
Accrued salaries	-	83,333	83,333

Net Cash Used in Continuing Operating Activities	(47,265)	(10,101)	(1,539,473)
Net Cash Provided by Discontinued Operating Activities	-	-	1,678,016
Net Cash Provided by (Used in) Operating Activities	(47,265)	(10,101)	138,543

INVESTING ACTIVITIES
Purchase of oil and gas leases	(1,000)	-	(217,556)
Capitalized exploration and development costs	(4,345)	-	(4,345)

Net Cash Used in Continuing Investing Activities	(5,345)	-	(221,901)
Net Cash Used in Discontinued Investing Activities	-	-	-
Net Cash Used in Investing Activities	(5,345)	-	(221,901)

FINANCING ACTIVITIES
Proceeds from related party payable	41,000	-	41,000
Proceeds from note payable	-	15,000	15,000
Proceeds from the sale of common stock	-	-	30,000

Net Cash Provided by Continuing Financing Activities	41,000	15,000	86,000
Net Cash Used in Discontinued Financing Activities	-	-	-
Net Cash Provided by Financing Activities	41,000	15,000	86,000

NET INCREASE (DECREASE) IN CASH	$(11,610)	$4,899	$2,642
CASH AT BEGINNING OF PERIOD	14,352	9,453	100

CASH AT END OF PERIOD	$2,742	$14,352	$2,742

The accompanying notes are an integral part of these consolidated financial statements.

F-7

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

			From Inception
			on April 30,
	For the Years Ended		2009 through
	December 31,		December 31,
	2011	2010	2011

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Income taxes	$-	$-	$-
Interest	-	-	-

NON CASH FINANCING ACTIVITIES:
Common stock issued in purchases of subsidiaries	$-	$510,000	$550,500
Common stock and note issued for oil and gas leases	80,000	-	80,000
Common stock cancelled	-	-	20,500
Contributed capital from forgiveness of debt of a related-party	-	579,034	579,034
Sale of oil and gas leases to related party for note receivable	42,000	-	42,000
Increase in asset retirement obligations	15,933	-	15,933

The accompanying notes are an integral part of these consolidated financial statements.

F-8

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Tiger Oil and Energy, Inc., formerly UTeC, Inc., is a Nevada corporation organized on November 8, 1993 as a “For Profit” corporation for the purpose of engaging in any lawful activity. On January 10, 2007, the Company purchased 100% of the shares of UTeC Corporation, Inc. In 2007, the Company licensed technology covering the use of cold plasma oxidizer technology for the destruction of solid and liquid hazardous chemicals and biologicals. During 2007 and 2008, the Company worked to validate the technology and prepare a business plan for its commercialization.

In April 2009, the Company divested its commercial explosives development, analysis, testing and manufacturing business to eliminate the need to inject new capital into the Company to support this business, and concentrate on raising the funds necessary to commercialize its hazardous waste destruction business. At this time, the Company re-entered the development stage.

Prior to the divestiture, the Company’s business was to offer state of the art testing and analysis to clients worldwide. The Company operated a chemical research and development laboratory near Riverton, Kansas, which specialized in commercial explosives development and analysis. The Company also operated a destructive test facility near Hallowell, Kansas, which specialized in determining the detonating characteristics of commercial explosives.

On October 1, 2009 the Company entered into an agreement to purchase 100% of the outstanding shares of C2R Energy Commodities, Inc., a Nevada corporation, in exchange for 4,050,000 shares of the Company’s restricted common stock. The Company entered into this agreement due primarily to the fact that C2R owned certain intellectual property that the Company wished to acquire.

On October 29, 2010, the Company acquired all of the membership interest in Jett Rink Oil, LLC (“Jett Rink”) in exchange for 10,000,000 shares of the Company’s Common Stock. Jett Rink is involved in the business relating to the exploration, development and production of oil and gas in the United States. At the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink.

Basis of Presentation

The accompanying audited consolidated financial statements and related notes include the activity of the Company and its two wholly-owned subsidiaries, C2R Energy Commodities, Inc. and Jett Rink Oil, LLC and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-K. All inter-company balances and transactions have been eliminated.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported losses.

Exploration Stage Company Classification

Effective April 30, 2009, the Company has re-entered the exploration stage. The Company divested its main revenue producing operations and since that date has not achieved significant revenue from its principle operations. The Company is a therefore currently an exploration stage company as defined by ASC 915.

F-9

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company at times may maintain a cash balance in excess of insured limits.

Property, Plant and Equipment

Property and equipment are stated at cost. Major additions and improvements are capitalized in the month following the month in which the assets or improvement are deemed to be placed in service. Maintenance and repairs are expensed as incurred. Upon disposition, the net book value is eliminated from the accounts, with the resultant gain or loss reflected in operations. Depreciation expense is computed on a straight-line basis over the estimate useful lives of the assets as follows:

Building and leasehold improvements	10-25 years
Machinery and equipment	5 years
Furniture and fixtures	3-7 years

The Company periodically assesses the recoverability of property, plant and equipment and evaluates such assets for impairment whenever events or changes in circumstances indicate that the net carrying amount of an asset may not be recoverable. Asset impairment is determined to exist if estimated future cash flows, undiscounted and without interest charges, are less than the net carrying amount.

Impairment of Long-Lived Assets

The Company follows the provisions of ASC 360 for its long-lived assets. The Company’s long-lived assets, which include test equipment and purchased intellectual property rights, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company determined that purchased oil and gas property rights, equipment and machinery, and construction in process were deemed to be fully impaired and written-off during the year ended December 31, 2010. As such, the Company recognized impairment expense of $515,878 in connection with its ownership of oil and gas property rights, and $328,013 in connection with its ownership of various machinery, equipment, and other assets categorized as construction in progress for a total impairment expense recognized during the year ended December 31, 2010 of $843,891.

F-10

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The Company follows ASC 825 in accounting for its financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company’s notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at December 31, 2011 and 2010, respectively.

Revenue Recognition

The Company follows the guidance of ASC 605 for revenue recognition. The Company will recognize revenues when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The Company will derive majority of its revenue from sales of oil produced by its wells.

The Company uses the sales method to account for sales of crude oil and natural gas. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. The volumes sold may differ from the volumes to which the Company is entitled based on the interest in the properties. These differences create imbalances which are recognized as a liability only when the imbalance exceeds the estimate of remaining reserves. Costs associated with production are expensed in the period incurred.

Stock-based Compensation

The Company adopted ASC 718 effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 718.

Provision for Taxes

The Company applies ASC 740, which requires the asset and liability method of accounting for income taxes. This method requires that the current or deferred tax consequences of all events recognized in the financial statements be measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. Deferred tax assets are reviewed for recoverability and the Company records a valuation allowance to reduce its deferred tax assets when it is more likely than not that all or some portion of the deferred tax assets will not be recovered.

F-11

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Provision for Taxes (Continued)

The Company adopted ASC 740, at the beginning of fiscal year 2008. This interpretation requires recognition and measurement of uncertain tax positions using a “more-likely-than-not” approach, requiring the recognition and measurement of uncertain tax positions. The adoption of ASC 740 had no material impact on the Company’s financial statements.

Basic Loss per Share

Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during each period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive common shares outstanding as of December 31, 2011 or 2010.

Reporting Segments

ASC 280 establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. ASC 280 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. Currently, ASC 280 has no effect on the Company’s consolidated financial statements as substantially all of the Company’s operations are conducted in one industry segment.

Oil and Gas Properties

The Company follows the full cost method of accounting for its oil and natural gas properties, whereby all costs incurred in connection with the acquisition, exploration for and development of petroleum and natural gas reserves are capitalized. Such costs include lease acquisition, geological and geophysical activities, rentals on non-producing leases, drilling, completing and equipping of oil and gas wells and administrative costs directly attributable to those activities and asset retirement costs. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capital costs and proved reserves of oil and gas, in which case the gain or loss is recognized to income. Depletion and depreciation of proved oil and gas properties is calculated on the units-of-production method based upon estimates of proved reserves. Such calculations include the estimated future costs to develop proved reserves. Oil and gas reserves are converted to a common unit of measure based on the energy content of 6,000 cubic feet of gas to one barrel of oil. Costs of unevaluated properties are not included in the costs subject to depletion. These costs are assessed periodically for impairment.

Ceiling Test

In applying the full cost method, the Company performed an impairment test (ceiling test) at each reporting date, whereby the carrying value of oil and gas property and equipment is limited to the “estimated present value” of the future net revenues from its proved reserves, discounted at a 10-percent interest rate and based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to any book and tax basis differences of the properties. As of December 31, 2011 and 2010 the Company recorded impairment of oil and gas properties in the amounts of $-0- and $515,878, respectively.

F-12

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset Retirement Obligation

The Company follows ASC 410, Asset Retirement and Environmental Obligations which requires entities to record the fair value of a liability for asset retirement obligations (“ARO”) and recorded a corresponding increase in the carrying amount of the related long-lived asset. The asset retirement obligation primarily relates to the abandonment of oil and gas properties. The present value of the estimated asset retirement cost is capitalized as part of the carrying amount of oil and gas properties and is depleted over the useful life of the asset. The settlement date fair value is discounted at our credit adjusted risk-free rate in determining the abandonment liability. The abandonment liability is accreted with the passage of time to its expected settlement fair value. Revisions to such estimates are recorded as adjustments to ARO are charged to operations in the period in which they become known. At the time the abandonment cost is incurred, the Company is required to recognize a gain or loss if the actual costs do not equal the estimated costs included in ARO.

The ARO is based upon numerous estimates and assumptions, including future abandonment costs, future recoverable quantities of oil and gas, future inflation rates, and the credit adjusted risk free interest rate.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-13

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 3 – ACQUISITION OF SUBSIDIARIES

Jett Rink Oil, LLC - On October 29, 2010, the Company, entered into an Exchange Agreement (the “Exchange Agreement”) with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, pursuant to which the Company agreed to acquire from Bill Herndon all of the membership interest in Jett Rink in exchange for 10,000,000 shares of the Company’s Common Stock. Jett Rink is involved in the business relating to the exploration, development and production of oil and gas in the United States. At the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink. The 10,000,000 shares issued were valued at the market value of $0.051 per share, resulting in $510,000 in total consideration paid for Jett Rink. The acquisition was accounted for as a purchase transaction.

NOTE 4 – RELATED PARTY TRANSACTIONS

Officer and Director Compensation

On June 1, 2009 the Company entered into an employment agreement with its CEO. Under the agreement, the Company has agreed to pay $200,000 per year and a bonus of up to 50% of the annual pretax earnings before depreciation and amortization, subject to a maximum of $100,000. As of May 21, 2010 and December 31, 2009, the Company had accrued $283,333, and $200,000 of salary in conjunction with this agreement. On May 21, 2010 the Company’s CEO resigned and forgave all accrued salary due to him, resulting in an increase in additional paid-in capital in the amount of $283,333. The CEO also had other outstanding liabilities owed to him by the Company of $80,602 at the time of resignation, resulting in a total increase in additional paid-in capital of $363,935. On the same date, another related party forgave $215,099 in outstanding debts, resulting in a total contribution to capital in the amount of $579,034.

Related-Party Payables

During the year ended December 31, 2010, the Company borrowed $19,064 from related parties in order to fund its cash requirements. This amount is unsecured, non-interest bearing, and is due on demand. During the year ended December 31, 2011 the Company borrowed an additional $41,000 from related parties. These liabilities are also unsecured, non-interest bearing, and due on demand. As of December 31, 2011 the Company had made no payments on these notes, and had received no demand for payment.

During the year ended December 31, 2011 the Company elected to purchase a 100% working interest in certain oil and gas properties from a related party. As consideration for the purchase, the Company issued to the seller 250,000 shares of its common stock, valued at $0.18 per share, for an aggregate amount of $45,000. In addition, the Company executed a note payable to the seller in the amount of $35,000. This note is unsecured, non-interest bearing, and due on January 31, 2012. As of January 31, 2012 the Company has made no payments on this note and has received no demand for payment.

Note Receivable – Related Party

During the year ended December 31, 2011 the Company elected to sell and 70% working interest in certain oil and gas properties to a related party for $42,000. The consideration for the sale was received by the Company in the form of a promissory note. The note is unsecured, non-interest bearing, and due on demand. As of December 31, 2011 the Company has received no payments on this note, and has made no demands for payment.

F-14

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 5 – NOTES PAYABLE

On September 20, 2010 the Company borrowed a total of $15,000 from an unrelated third-party entity. The note bears interest at a rate of 6.0% per annum and is convertible at the option of the lender into common shares of the Company at the average bid quote for a period of five days prior to conversion. The note has no formal payment terms or due date, other than being due one demand. Under ASC 815, due to the unknown quantity of shares to be issued pursuant to the future conversion of the note, the Company recorded a derivative liability in the amount of $2,983 relating to the conversion feature of the note, and a related loss on derivative liability in the same amount.

NOTE 6 – OIL AND MINERAL LEASES

On February 1, 2011, the Company entered into an agreement with an unrelated third-party entity to purchase a 100% interest in three oil and mineral leases in Cowley, County, Kansas. As consideration for the purchase, the Company paid $3,109 in cash, issued a non-interest bearing note for $35,000, and 250,000 shares of its common stock valued at the market rate of $0.18 per share. The total consideration paid for the leases was $80,000. Subsequent to the purchase of these leases the Company incurred $2,236 in exploration costs relating to these properties. These costs have been capitalized and added to the basis of the properties.

On October 20, 2011 the Company sold a 70% working interest in certain of its oil and gas leases in Cowley County, Kansas. As consideration for this purchase, the Company received a note receivable in the amount of $42,000. Pursuant to this transaction the Company recorded a 70% decrease in its cost basis on these properties, totaling $56,000. The $14,000 difference between the $56,000 decrease in cost basis and the $42,000 consideration received in the sale has been recorded as a loss on sale of oil and gas leases.

NOTE 7 – ENVIRONMENTAL AND OTHER CONTINGENCIES

The Company’s operations and earnings may be affected by various forms of governmental action in the United States. Examples of such governmental action include, but are by no means limited to: tax increases and retroactive tax claims; royalty and revenue sharing increases; import and export controls; price controls; currency controls; allocation of supplies of crude oil and petroleum products and other goods; expropriation of property; restrictions and preferences affecting the issuance of oil and gas or mineral leases; restrictions on drilling and/or production; laws and regulations intended for the promotion of safety and the protection and/or remediation of the environment; governmental support for other forms of energy; and laws and regulations affecting the Company’s relationships with employees, suppliers, customers, stockholders and others. Because governmental actions are often motivated by political considerations and may be taken without full consideration of their consequences, and may be taken in response to actions of other governments, it is not practical to attempt to predict the likelihood of such actions, the form the actions may take or the effect such actions may have on the Company.

Companies in the oil and gas industry are subject to numerous federal, state, local and regulations dealing with the environment. Violation of federal or state environmental laws, regulations and permits can result in the imposition of significant civil and criminal penalties, injunctions and construction bans or delays. A discharge of hazardous substances into the environment could, to the extent such event is not insured, subject the Company to substantial expense, including both the cost to comply with applicable regulations and claims by neighboring landowners and other third parties for any personal injury and property damage that might result.

F-15

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 7 – ENVIRONMENTAL AND OTHER CONTINGENCIES (CONTINUED)

The Company currently leases properties at which hazardous substances could have been or are being handled. In addition, many of these properties have been operated by third parties whose treatment and disposal or release of hydrocarbons or other wastes were not under the Company’s control. Under existing laws the Company could be required to remove or remediate previously disposed wastes (including wastes disposed of or released by prior owners or operators), to clean up contaminated property (including contaminated groundwater) or to perform remedial plugging operations to prevent future contamination. The Company is investigating the extent of any such liability and the availability of applicable defenses and believes costs related to these sites will not have a material adverse affect on the Company’s net income, financial condition or liquidity in a future period.

The Company’s liability for remedial obligations includes certain amounts that are based on anticipated regulatory approval for proposed remediation of former refinery waste sites. Although regulatory authorities may require more costly alternatives than the proposed processes, the cost of such potential alternative processes is not expected to be a material amount. Certain environmental expenditures are likely to be recovered by the Company from other sources, primarily environmental funds maintained by certain states. Since no assurance can be given that future recoveries from other sources will occur, the Company has not recorded a benefit for likely recoveries.

There is the possibility that environmental expenditures could be required at currently unidentified sites, and new or revised regulations could require additional expenditures at known sites. However, based on information currently available to the Company, the amount of future remediation costs incurred at known or currently unidentified sites is not expected to have a material adverse effect on the Company’s future net income, cash flows or liquidity. The Company has recorded $42,367 and $5,878 for its estimated asset retirement obligations as of December 31, 2011 and 2010, respectively. The Company also recorded $7,828 and $-0- of accretion expense related to its asset retirement obligations as of December 31, 2011 and 2010, respectively.

NOTE 8 – STOCKHOLDERS’ DEFICIT

The Company has 1,000,000 preferred shares authorized at a par value of $0.001 and 74,000,000 common shares authorized at par value of $0.001. As of December 31, 2011 the Company has 42,013 shares of preferred stock and 52,728,159 shares of common stock issued and outstanding. The following is a list of the Company’s common stock issuances for the years ended December 31, 2011 and 2010:

On February 1, 2011 the Company issued 250,000 common shares as part of a lease purchase agreement. (See Note 6 above) The shares were valued at $0.18 per share based upon the closing share price on the date of issuance, resulting in an aggregate share value of $45,000.

In October 2010, the Company issued an aggregate of 8,000,000 shares of common stock to four individuals, at $0.05 per share, in exchange for directors’ services totaling $400,000.

On October 28, 2010, the Company issued 10,000,000 shares of restricted common stock in exchange for all the shares issued and outstanding of Jett Rink Oil, LLC valued at $0.051 per share.

F-16

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 8 – STOCKHOLDERS’ DEFICIT (Continued)

December 30 2010, the Company issued 360,000 shares of common stock at $0.16 per share, in exchange for services totaling $57,600.

NOTE 9 – INCOME TAXES

No provision has been made in the financial statements for income taxes because the Company has accumulated losses from operations since inception. Any deferred tax benefit arising from the operating loss carried forward is offset entirely by a valuation allowance since it is currently not likely that the Company will be significantly profitable in the near future to take advantage of the losses. The provision for income taxes consists of the following:

	For the Years Ended
	December 31,
	2011	2010
Current taxes	$(24,221)	$(381,993)
Stock/options issued for services	-	178,464
Stock/options issued in acquisitions of subsidiaries	-	198,900
Contributed services	-	225,823
Depreciation and amortization	2,662	161
Impairment expense	-	206,269
Loss on sale of assets	4,020	-
Change in derivative liability	(3,036)	4,645
Valuation allowance	20,574	(432,269)
Total provision for income taxes	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 34% to pretax income from continuing operations for the years ended December 31, 2011 and 2010 due to the following:

	December 31,
	2011	2010
Loss carry forwards (expire through 2030)	$1,044,234	$875,173

Total gross deferred tax asset	265,441	328,077
Valuation allowance	(265,441)	(328,077)
Net deferred taxes	$-	$-

At December 31, 2011, the Company had net operating loss carry forwards of approximately $1,365,982 that may be offset against future taxable income through 2031. The Company adopted the provisions of ASC 740 at the beginning of fiscal year 2008. As a result of this adoption, the Company has not made any adjustments to deferred tax assets or liabilities. The Company did not identify any material uncertain tax positions on returns that have been filed or that will be filed. The Company has not had operations resulting in net income and is carrying a large Net Operating Loss as disclosed above. Since it is not thought that this Net Operating Loss will ever produce a tax benefit, even if examined by taxing authorities and disallowed entirely, there would be no effect on the financial statements.

F-17

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 10 – RESTATED FINANCIAL STATEMENTS

The Company restated its balance sheet as of December 31, 2010 to record an impairment of certain oil and gas properties. The following table presents a comparison of the restated balance sheet to the original balance sheet:

	December 31,	December 31,
	2010	2010
	(Original)	(Restated)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,352	$14,352
Prepaid expenses	400	400
Total Current Assets	14,752	14,752

OTHER ASSETS
Oil and gas properties, including $81,000 of unproved property costs using the successful efforts method of accounting	314,997	-
Total Other Assets	314,997	-
TOTAL ASSETS	$329,749	$14,752

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,103	$4,103
Related-party payables	19,064	19,064
Note payable	15,240	15,240
Derivative liability	11,911	11,911
Total Current Liabilities	50,318	50,318

LONG-TERM LIABILITIES
Asset retirement obligation	5,878	5,878
Total Long-Term Liabilities	5,878	5,878

TOTAL LIABILITIES	56,196	56,196

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock - 1,000,000 shares authorized, $0.001 par value; 42,013 issued and outstanding	42	42
Common stock - 74,000,000 shares authorized, $0.001 par value; 52,478,159 issued and outstanding	52,478	52,478
Additional paid-in capital	4,167,389	4,167,389
Deficit accumulated incurred prior to the exploration stage	(524,202)	(524,202)
Deficit accumulated during the exploration stage	(3,422,154)	(3,737,151)
Total Stockholders' Equity (Deficit)	273,553	(41,444)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$329,749	$14,752

F-18

TIGER OIL AND ENERGY, INC.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

NOTE 11 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and there are no material subsequent events to report.

F-19

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.138 of the NRS (“Section 78.138”) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.138 also provides that directors and officers may also be indemnified against expenses (including attorneys‘ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq.

EXPERTS

The consolidated financial statements included in this prospectus audited and prepared by Sadler, Gibb and Associates, LLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Tiger Oil and Energy, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

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ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$60
Legal Fees and Expenses*	10,000
Accounting Fees*	10,000
Miscellaneous*	200
Total	$20,260

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Our bylaws contain provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

On November 25, 2009 the Company issued 4,050,000 shares of its common stock in exchange for 4,050,000 shares of C2R Energy Resources Inc.

We relied upon Regulation S, Section 4(2) and Rule 504 of Regulation D of the Securities Act of 1933, as amended for the issuances of the above listed securities. Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in us, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were business acquaintances, family members, or friends of, or personally known to, our officers and directors. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

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On October 29, 2010, UTEC, Inc., a Nevada corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, pursuant to which the Company agreed to acquire from Bill Herndon all of the membership interest in Jett Rink in exchange for approximately 10,000,000 shares of the Company’s Common Stock.  Jett Rink is involved in the business relating to the exploration, development and production of oil and gas in the United States. At the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink.

We relied upon Regulation S, Section 4(2) and Rule 504 of Regulation D of the Securities Act of 1933, as amended for the issuances of the above listed securities. Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in us, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were business acquaintances, family members, or friends of, or personally known to, our officers and directors. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

•	On December 13, 2010 the Company closed a private placement of 600,000 common shares for gross proceeds of $60,000.

We relied upon Regulation S, Section 4(2) and Rule 504 of Regulation D of the Securities Act of 1933, as amended for the issuances of the above listed securities. Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in us, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were business acquaintances, family members, or friends of, or personally known to, our officers and directors. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

•	On December 30, 2010 the Company closed a private placement of 8,000,000 common shares for gross proceeds of $8,000.

We relied upon Regulation S, Section 4(2) and Rule 504 of Regulation D of the Securities Act of 1933, as amended for the issuances of the above listed securities. Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in us, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were business acquaintances, family members, or friends of, or personally known to, our officers and directors. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

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•	On December 31, 2010 the Company closed a private placement of 360,000 common shares for gross proceeds of $360.

We relied upon Regulation S, Section 4(2) and Rule 504 of Regulation D of the Securities Act of 1933, as amended for the issuances of the above listed securities. Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in us, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were business acquaintances, family members, or friends of, or personally known to, our officers and directors. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

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Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Tiger Oil and Energy, Inc. dated November 8, 1993*
3.2	Bylaws dated *
5.1	Opinion of Harold P. Gewerter, Esq.
14.1	Tiger Oil and Energy, Inc. Code of Ethics.*
23.1	Consent of Sadler, Gibb and Associates, LLC.
23.2	Consent of Harold P. Gewerter, Esq. (included in Exhibit 5.1 herein).
24.1	Power of Attorney (included on signature page)
99.1	Exchange Agreement **
99.2	Black Hawk Agreement

*Previously filed in Form 10-12B filed March 31, 2008.
**Previously filed in Form10K/a filed 8/30/11

Item 17. Undertakings

The undersigned hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4). Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on April 1, 2012.

Tiger Oil and Energy, Inc.

By:	/s/ Ken Liebscher

Ken Liebscher

Chairman of the Board, CEO, President

By:	/s/ Howard Bouch

Howard Bouch, Treasurer, Secretary

CFO (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on April 1, 2012.

Tiger Oil and Energy, Inc.

By:	/s/ Ken Liebscher

Ken Liebscher

Chairman of the Board, CEO, President

By:	/s/ Howard Bouch

Howard Bouch, Treasurer, Secretary

CFO (Principal Financial and Accounting Officer)

By:	/s/ Bill Herndon

Bill Herndon, COO, Director

By:	/s/ Ryan Kerr

Ryan Kerr, Director

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